Exhibit 23.4
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in this Amendment No. 2 to Registration Statement No. 333-171924 on Form S-4 of our report dated February 26, 2010 relating to the financial statements of Harbinger Group, Inc. and subsidiaries appearing in the Prospectus, which is part of this Registration Statement.
We also consent to the reference to us under the heading “Experts” in such Prospectus.
/s/ Deloitte & Touche LLP
New York, New York
April 26, 2011